Exhibit 10.26

Woodward, Inc.

2017 Omnibus Incentive Plan

Non-Qualified Stock Option Grant Notice

Woodward, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant an award of Non-Qualified Stock Options (the “Award” or “Options”) under the Company’s 2017 Omnibus Incentive Plan (the “Plan”) in accordance with and subject to the terms and conditions of this Non-Qualified Stock Option Grant Notice (this “Grant Notice”), the Non-Qualified Stock Option Agreement (the “Agreement”) and the Plan. Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement or the Plan, as applicable, which are incorporated herein by reference.

Participant Name:

Grant Date:

Number of Options:

Exercise Price

Vesting of Options	Vesting Date	# of Options Vested

The Participant represents that he or she is familiar with the terms and provisions of this Grant Notice, the Agreement and the Plan, and by accepting this Award agrees to the terms and provisions hereof and thereof. The Participant has reviewed this Grant Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award and fully understands all provisions of this Grant Notice, the Agreement and the Plan.

209507511

Exhibit 10.26

Woodward, Inc.

2017 Omnibus Incentive Plan

Non-Qualified Stock Option Agreement

This Non-Qualified Stock Option Agreement (this “Agreement”) is made between the Company and the Participant specified in the accompanying Grant Notice, effective as of the Grant Date set forth therein. References herein to this Agreement shall be deemed to include the Grant Notice unless the context clearly requires otherwise.

1.
Grant of Options. The Company hereby grants to the Participant Options to purchase shares of Common Stock of the Company at the closing price on the Nasdaq stock market on the Grant Date described in the Grant Notice, subject to the terms and conditions of this Agreement and the Plan. The number and kind of Shares subject to these Options and the purchase price per share are subject to adjustment as provided in the Plan.

2.
Vesting of Options. The Options shall vest as set forth in the Grant Notice.

3.
Exercise of Options. Subject to the terms of the Plan and this Agreement, these Options may be exercised only by the Participant at such time as the Options become vested and remain exercisable pursuant to this Agreement. Except as otherwise provided below, these Options shall expire as of market close on the last trading day before the tenth (10th) anniversary of the Grant Date (the “expiration of the Options”).

These Options shall be exercised by delivery of written notice (or, if permitted by the stock plan administrator, electronic notice) to the stock plan administrator stating the number of Shares with respect to which the Options are being exercised, together with full payment of the Exercise Price (including satisfaction of all Tax Obligations with respect to such exercise) and such other representations and/or agreements as may be required by the stock plan administrator pursuant to the provisions of the Plan. Payment of the Exercise Price shall be made such manner as determined by the Administrator (or its delegate) under the Plan.

4.
Termination as a Service Provider.

A.
Termination for Reason Other Than Retirement, Death, Disability or for Cause. Subject to the limited exceptions set forth in this Agreement, if the Participant’s ceases to be a Service Provider for any reason other than Retirement, death, Disability or for Cause before the Participant vests in any portion of the Options granted hereunder, then the Options that are not vested and exercisable on the date of the Participant’s termination as a Service Provider shall immediately terminate and be forfeited notwithstanding the expiration of the Options described above (“lapse”). Further, the vested Options granted hereunder shall lapse to the extent unexercised on the earlier of the expiration of the Options or as of market close on the date three (3) months following the date of such termination.

Exhibit 10.26

B.
Termination While Retirement Eligible. If the Participant ceases to be a Service Provider for any reason other than due to death, Disability, or a termination by the Company for Cause while eligible for Retirement (as defined hereunder), the Options granted hereunder shall (i) continue to vest in accordance with the schedule set forth the Grant Notice (or earlier in the event of Death or Disability as provided below), and (ii) upon vesting (including any earlier vesting as a result of Death or Disability), continue to be exercisable until the expiration of the Options.

If the Participant is an Employee (including an Employee who subsequently becomes a Consultant), “Retirement” for purposes of this Agreement shall mean termination as a Service Provider, other than for “Cause”, after achieving any of the following: (a) the Participant is at least age 55 with 10 years of service as a Service Provider, (b) the Participant is at least age 65 (with no minimum years of service requirement), or (c) the Participant first becomes an Employee when he or she is age 55 or older and the Participant thereafter achieves 2 or more years of service as a Service Provider. Notwithstanding any of the foregoing, the following shall be disregarded in determining the number of years of service completed for purposes of determining Retirement eligibility of the Participant: (A) any period of service as a Consultant prior to becoming an Employee; and (B) if a Participant terminates his or her employment with the Company and all affiliates and is subsequently reemployed by the Company or an affiliate following a period of 12 months or longer, any period of service completed prior to such termination. The definition of Retirement for purposes of this Agreement will not have any effect under other Company plans or programs.

C.
Death of Participant. If the Participant dies, whether while a Service Provider or after a termination while eligible for Retirement, (i) any portion of the Options not yet vested and exercisable will become immediately vested and exercisable on the date of the Participant’s death, and (ii) the Options shall continue to be exercisable until the expiration of the Options and, for the avoidance of doubt, shall not lapse earlier on account of such death.

D.
Disability of Participant. If the Participant’s status as a Service Provider is terminated by reason of Disability of the Participant (as determined by the Administrator), or if the Participant’s status as a Service Provider was initially terminated while eligible for Retirement and the Participant subsequently suffers a Disability (as determined by the Administrator), (i) any portion of the Options not yet vested and exercisable will become immediately vested and exercisable on the date of the Participant’s termination by reason of Disability or on the date of the Participant’s Disability following a termination while eligible for Retirement, as the case may be, and (ii) the Options granted hereunder shall continue to be exercisable until the expiration of the Options and, for the avoidance of doubt, shall not lapse earlier on account of such Disability.

E.
Termination for Cause. If the Participant’s status as a Service Provider is terminated for Cause, the Options shall lapse upon the earlier of (a) the expiration of the Options or (b) upon the earlier of the receipt by the Participant of notice of such termination as a Service Provider or the effective

Exhibit 10.26

date of such termination as a Service Provider. For purposes of this Agreement, “Cause” shall mean the occurrence, prior to any termination of a Participant’s status as a Service Provider, of any one or more of the following: (i) the Participant's willful and continued failure to substantially perform the Participant's duties with the Company (other than any such failure resulting from the incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company (or in the case of the Company’s officers, the Administrator) believes that the Participant has not substantially performed the Participant's duties, and the Participant has failed to remedy the situation within fifteen (15) business days of such written notice from the Committee, (ii) the Participant's commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Company or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Participant in the performance of the Participant's material duties to the Company or any of its subsidiaries, (iii) the Participant's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Participant at the expense of the Company or any of its subsidiaries; or (iv) the Participant's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant's action or omission was in the best interests of the Company.

5.
Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of both (i) a Change in Control, and (ii) the termination of the Participant’s status as a Service Provider with the Company (or any Parent or Subsidiary) or its successor without Cause or by the Participant for Good Reason (as defined below) within the time period beginning on the date that is three (3) months prior to the Change in Control and ending on the date that is twenty-four (24) months following a Change in Control, (A) any portion of the Options not yet vested and exercisable will become immediately vested and exercisable on the later of (x) the date of such termination, and (y) the date of such Change in Control, and (B) the Options granted hereunder shall continue to be exercisable until the expiration of the Options, subject to applicable federal and state securities laws.

For purposes of this Agreement, if the Participant is an Employee, “Good Reason” means without the Participant’s express written consent, the occurrence of any one or more of the following (whether on account of a single action or a series of actions): (i) the material diminution in the Participant’s authorities, duties or responsibilities as an employee of the Company, (ii) the Company's requiring the Participant to have a principal job location in excess of fifty (50) miles from the location of the Participant's principal job location at any time during the 12 month period immediately preceding the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Participant's then present business travel obligations, (iii) a reduction by the Company of the Participant's regular annual rate of pay which the Participant is receiving as base salary by more than 10%, (iv) a reduction by the Company of more than 10% in the Participant's overall compensation, including short and long term incentive compensation opportunities (including, but not limited to, equity compensation awards at target grant date fair value), employee benefits and retirement plans, policies, practices or other compensation arrangements in which the Participant participates, or (v) a material breach of this Agreement by the

Exhibit 10.26

Company. Unless the Participant becomes Disabled, the Participant’s right to terminate employment for Good Reason shall not be affected by such person's incapacity due to physical or mental illness. A termination of employment by the Participant for one of the reasons set forth in subparagraphs (i) through (v), above, will not constitute "Good Reason" unless, within the 90 day period immediately following the occurrence of such Good Reason event, the Participant has given written notice to the Company specifying the event or events relied upon for such termination, the Company has not remedied such event or events within 30 days of the receipt of such notice, and the Participant resigns within six months following the occurrence of the Good Reason event or at such later time as the Participant and the Company mutually agree (it being understood that the parties consider any effects of Section 409A, if applicable, before reaching agreement).

6.
Assignment or Transfer. These Options are not transferable except by will or by the laws of descent and distribution and shall be exercisable only by the Participant during the Participant’s lifetime, unless otherwise authorized by the Administrator as set forth in the Plan. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of these Options, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, these Options and any rights and privileges conferred hereby immediately will become null and void.

7.
Plan and Administrator. The construction of the terms of this Agreement shall be controlled by the Plan and the rights of the Participant are subject to modification and termination in certain events as provided in the Plan. The Administrator’s interpretations of and determinations under any of the provisions of the Plan or this Agreement shall be conclusive and binding upon the Participant and any person claiming under or through the Participant. Subject to Section 17.1 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

8.
Compliance with Securities Laws. These Options may not be exercised and no Shares shall be issued in respect hereof, unless in compliance with applicable federal and state securities laws. If an exemption from registration is not available under applicable federal and state securities laws, the Company shall have no obligation to file a registration statement. The Administrator may place any legends on Shares, require the Participant to deliver representations, place restrictions on resale or take such other actions as it determines necessary or appropriate to comply with federal and state securities laws.

9.
Notice. All notices or other communication relating to this Agreement shall be in writing and shall be considered duly given when mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party. All notices to the Company should be mailed to the attention of its Corporate Secretary at 1081 Woodward Way, Fort Collins, Colorado 80524, and all notices to the Participant may be given to the Participant personally or may be mailed to the Participant at the most recent address which the Participant has provided in writing to the Company.

10.
Consent to Electronic Delivery. The Company may choose to deliver certain materials relating to the Plan in electronic form. By accepting this Option Award, the Participant agrees that the Company may deliver these materials in an electronic format. If at any time the Participant would prefer to receive paper copies of these documents, as the Participant is entitled to, the Company would be pleased to provide copies free of charge. Please contact the Company’s stock plan administrator to request paper copies of these documents.

Exhibit 10.26

11.
Tax Treatment. These Options are non-qualified stock options and shall not be treated as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended. The Participant acknowledges that the tax treatment of these Options, the Shares subject to these Options or any events or transactions with respect thereto may be dependent upon various factors or events which are not determined by the Plan or this Agreement. Neither the Company nor the Administrator make any representations with respect to, and hereby disclaim all responsibility as to, such tax treatment.

12.
Tax Obligations. The Company shall deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations by all legal means, including, but not limited to, withholding from the Participant’s wages, salary or other cash compensation, withholding from any cash proceeds (if any) received upon the sale of any Shares received in connection with the exercise of the Options and, at the time of payment, withholding Shares to meet Tax Obligations, up to the maximum statutory tax rates for the applicable jurisdictions, prior to the issuance and delivery of any Shares acquired by the exercise of the Options granted hereunder, in accordance with Section 16 of the Plan.

13.
Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation, and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

14.
No Guarantee of Continued Service. The Participant understands and agrees that this Agreement does not impact the right of the Company or any of its affiliates employing or engaging the services of the Participant to terminate or change the terms of the Participant’s employment or other service at any time for any reason, with or without Cause. The Participant understands and agrees that the Participant’s employment or other service with the Company or any of its affiliates is on an “at‑will” basis.

15.
Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant and will be effective only when filed by the Participant in writing with the stock plan administrator during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

16.
Severability. In the event any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, which shall nonetheless remain in full force and effect. Upon any determination that any provision is invalid, illegal or incapable of being enforced, such provision shall be modified to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is legal and enforceable and that achieves substantially the same objective; provided, however, that if neither modification nor substitution is possible, then such provision shall be deemed severed form this Agreement without affecting the remaining provisions hereof.

Exhibit 10.26

17.
No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

18.
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of the Participant under this Agreement may only be assigned with the prior written consent of the Company.

19.
Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20.
Amendment, Suspension or Termination of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.

21.
Modifications to the Agreement. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Options.

22.
Governing Law; Venue. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. For purposes of litigating any dispute that arises under these Options, this Agreement, or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Colorado, and agree that such litigation will be conducted in the courts of Denver County, Colorado, or the United States federal courts for the District of Colorado, and no other courts, where this Agreement is made and/or to be performed.

23.
Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. For the avoidance of doubt, nothing in this Agreement shall be a basis for providing or calculating severance or similar pay, unless required by Applicable Laws. Notwithstanding the foregoing, (i) the terms of any Executive Severance and Change in Control Agreement (or similar agreement, plan or program) shall be incorporated into this Agreement to the extent necessary to give such arrangement effect, and (ii) any amounts payable under this Agreement are subject to any compensation recovery or clawback policy the Company may adopt from time to time to the extent covered by the terms and conditions of such policy.

Exhibit 10.26